Exhibit 99.1

FCB Financial Holdings, Inc. Reports Record Fourth Quarter Net Income of $13.1 Million, or $0.31 Per Diluted Share, Up 121% Year-Over-Year

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported fourth quarter 2014 net income of $13.1 million, or $0.31 per diluted share, and core net income of $12.6 million, or $0.30 per diluted share. Net income rose 121% year-over-year and net income per diluted share rose 93%. Core net income rose 203% year-over-year and core net income per diluted share rose 164%. This resulted in a ROA of 87 basis points and a core ROA of 84 basis points, both of which reflect continued improvements on a sequential and year-over-year basis.

•	Net interest income of $49.8 million, up 50% year-over-year;

•	Total loan portfolio grew sequentially at an annualized rate of 41%;

•	New loan fundings of $477 million during the quarter;

•	Demand deposits grew to 18% of total deposits during the quarter;

•	Core efficiency ratio declined to 57.9%, down from 61.5% in the third quarter of 2014;

•	Core ROA increased to 84 basis points, up from 68 basis points in the third quarter of 2014; and

•	Tangible book value per share increased to $18.43.

Core adjustments for the fourth quarter of 2014 included $2.4 million of gain on investment securities. The company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our record fourth quarter operating results providing a strong finish to a successful 2014. 2014 was a year filled with Company milestones, these include: improving and record core net income every quarter, originating $1.3 billion in new loans, progress in transforming our deposit base from 10% to 18% demand deposits, closing and integrating a $1 billion acquisition and successfully completing our IPO. We are excited about the Company’s outlook as we look to continue that momentum into 2015.”

Loan Portfolio and Composition

During the quarter the total loan portfolio, gross of the allowance for loan losses, grew by $369.8 million to $3.9 billion at December 31, 2014, an increase of 10% from $3.6 billion as of September 30, 2014 and 74% from $2.3 billion as of December 31, 2013.

Our new loan portfolio totaled $3.1 billion as of December 31, 2014, an increase of 16% from $2.7 billion as of September 30, 2014 and 75% from $1.8 billion as of December 31, 2013. Our loan growth during the quarter was a result of $477 million of new loan fundings, consisting of $339 million of organic production and $138 million of purchased residential mortgages. As of December 31, 2014 new loans made up 79% of our total loan portfolio as compared to 75% and 78% as of September 30, 2014 and December 31, 2013, respectively.

Our acquired loan portfolio totaled $826.2 million as of December 31, 2014, a decrease of 5% from $873.8 million as of September 30, 2014 and an increase of 69% from $488.1 million as of December 31, 2013. The decrease in the current quarter was driven by resolutions totaling $39.0 million as well as scheduled loan amortization while the increase from December 31, 2013 was primarily due to the acquisition of Great Florida Bank (“GFB”) on January 31, 2014. As of December 31, 2014, acquired loans made up 21% of our total loan portfolio as compared to 25% and 22% as of September 30, 2014 and December 31, 2013, respectively.

Asset Quality

The provision for loan losses of $3.1 million recorded for the fourth quarter of 2014 includes a $1.9 million provision for new loans and a $1.2 million provision for the acquired loan portfolio. There were no new loan portfolio charge-offs in the fourth quarter of 2014. The provision for new loans served to increase the related allowance to $16.0 million, or 0.52% of the $3.1 billion in new loans outstanding. New loan portfolio nonperforming loans were 0.0% of total new loans as of December 31, 2014.

Deposits and Borrowings

Deposits totaled $3.98 billion as of December 31, 2014, in line with deposits of $3.99 billion as of September 30, 2014 and an increase of 42% from $2.79 billion as of December 31, 2013. During the fourth quarter of 2014, noninterest-bearing deposits increased by $67.9 million, or 13%, and overall transaction accounts increased by $155.3 million, or 6%. This increase was offset by a $168.1 million reduction in higher priced time deposits. Transaction accounts represent 73% of total deposits as of December 31, 2014 as compared to 69% and 58% as of September 30, 2014 and December 31, 2013, respectively. The cost of deposits improved to 56 basis points for the quarter, representing a 6 basis point decline from the third quarter of 2014 and a 16 basis point decline from the fourth quarter of 2013. Continued growth in demand deposits drove the improvements sequentially and year-over-year. Contractual cost of deposits, excluding time deposit premium amortization in conjunction with the GFB acquisition, declined to 56 basis points in the fourth quarter of 2014 from 62 basis points and 69 basis points in the third quarter of 2014 and the fourth quarter of 2013, respectively.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2014 was 3.62%, an increase of 13 basis points sequentially and a decline of 14 basis points year-over-year. The increase over the third quarter is due to a 3 basis point increase to yield on earning assets and an 11 basis point reduction in cost of funds.

Net interest income totaled $49.8 million in the fourth quarter of 2014, an increase of 8% from $45.9 million in the third quarter of 2014 and 50% from $33.2 million in the fourth quarter of 2013. Interest income increased to $56.4 million for the fourth quarter of 2014, an increase of 5% from $53.7 million in the third quarter of 2014 and 44% from $39.1 million in the fourth quarter of 2013. Interest income from new loans increased by $2.8 million, or 13%, from the third quarter of 2014 due to continued growth in the new loan portfolio. Additionally, interest income on investment securities totaled $12.5 million in the fourth quarter of 2014, an increase of $0.9 million from the third quarter of 2014, due to a 42 basis point increase in yield partially offset by a reduction in average investments of $138.8 million. Lower yielding investments were sold during the fourth quarter to redeploy the funds in higher yielding new loans. Interest expense decreased to $6.6 million for the fourth quarter of 2014 from $7.8 million for the third quarter of 2014 and increased from $6.0 million for the fourth quarter of 2013. The decrease in interest expense was driven by the lower cost of deposits and borrowings.

Noninterest Income and Noninterest Expense

Noninterest income totaled $5.4 million in the fourth quarter of 2014, an increase of $3.1 million from the third quarter of 2014 and an increase of $1.8 million from the fourth quarter of 2013. The increase from the third quarter of 2014 is primarily driven by an increase in loan and other fee income, income from acquired loans and OREO and insurance settlements. Noninterest income during the fourth quarter of 2014 includes gain on investment securities, loan and other fees and indemnification asset amortization of $2.4 million, $2.3 million and ($7.3) million, respectively.

Noninterest expense totaled $31.5 million for the fourth quarter of 2014, a decrease of $17.5 million from the third quarter of 2014 and an increase of $5.4 million from the fourth quarter of 2013. The decrease from prior quarter was primarily driven by non-core IPO related expenses of $19.3 million in the third quarter of 2014.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 13.0%, 12.8% and 18.3% for the fourth quarter of 2014 respectively, compared to 12.5%, 13.1% and 17.7% for the third quarter of 2014, respectively. Stockholders’ equity totaled $851.7 million as of December 31, 2014, an increase of 2% from $835.7 million as of September 30, 2014 primarily driven by net income of $13.1 million. Tangible book value per common share is $18.43 as of December 31, 2014.

Conference Call

The Company will host a conference call today, Thursday, January 29, 2015 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through March 1, 2015, by dialing (877) 344-7529 and entering pass code 10059016.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Registration Statement on Form S-1. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. is a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 52 branches in Florida. Florida Community Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in its market areas. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$43,900	$42,085	$37,833	$34,852	$30,474
Interest and dividends on investment securities	12,451	11,530	10,566	9,998	8,609
Other interest income	53	37	53	68	49

Total interest income	56,404	53,652	48,452	44,918	39,132

Interest expense:
Interest on deposits	5,492	6,124	5,833	5,309	4,695
Interest on borrowings	1,133	1,633	1,466	1,264	1,256

Total interest expense	6,625	7,757	7,299	6,573	5,951

Net interest income	49,779	45,895	41,153	38,345	33,181
Provision for loan losses	3,112	2,805	3,236	1,090	1,976

Net interest income after provision for loan losses	46,667	43,090	37,917	37,255	31,205

Noninterest income:
Service charges and fees	780	738	707	738	693
Loan and other fees	2,270	1,238	2,569	716	1,560
Bank-owned life insurance income	1,168	1,151	1,038	818	257
FDIC loss share indemnification loss	(5,324)	(5,862)	(5,247)	(4,992)	(5,005)
Income from resolution of acquired assets	1,061	1,109	1,692	1,037	1,292
Gain (loss) on sales of other real estate owned	200	(128)	(359)	431	194
Gain on investment securities	2,377	2,785	4,448	2,495	3,480
Other noninterest income	2,912	1,319	1,842	1,305	1,124

Total noninterest income	5,444	2,350	6,690	2,548	3,595
Noninterest expense:
Salaries and employee benefits	14,885	28,525	13,411	16,420	12,932
Occupancy and equipment expenses	3,248	3,606	3,777	3,433	2,448
Loan and other real estate related expenses	4,566	3,203	3,338	3,761	2,849
Professional services	1,242	1,203	1,352	1,832	1,621
Data processing and network	2,639	2,538	2,357	3,210	1,897
Regulatory assessments and insurance	1,679	2,466	1,920	1,774	1,445
Amortization of intangibles	425	426	443	416	367
Other operating expenses	2,779	6,992	4,146	3,620	2,507

Total noninterest expense	31,463	48,959	30,744	34,466	26,066

Income before income tax provision expense	20,648	(3,519)	13,863	5,337	8,734
Income tax provision expense (benefit)	7,548	(97)	4,697	1,809	2,809

Net income (loss)	$13,100	$(3,422)	$9,166	$3,528	$5,925

Earnings (loss) per share:
Basic	$0.32	$(0.09)	$0.26	$0.10	$0.16
Diluted	$0.31	$(0.09)	$0.26	$0.10	$0.16

Weighted average shares outstanding:
Basic	41,409,698	38,952,127	35,892,154	35,892,154	36,756,073
Diluted	42,154,781	38,952,127	35,896,207	35,896,445	36,760,364

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	December 31, 2014	September 30, 2014	December 31, 2013
	(Dollars in thousands)
Assets:
Cash and due from banks	$25,397	$28,288	$28,819
Interest-earning deposits in other banks	81,688	112,342	210,398
Investment securities:
Held to maturity securities	—	—	365
Available for sale securities, at fair value	1,359,098	1,771,321	1,145,771
Federal Home Loan Bank and other bank stock, at cost	66,891	71,217	36,187

Total investment securities	1,425,989	1,842,538	1,182,323

Loans held for sale	707	108	—
Loans:
New loans	3,103,417	2,686,043	1,770,711
Acquired loans	826,173	873,761	488,073
Allowance for loan losses	(22,880)	(20,440)	(14,733)

Loans, net	3,906,710	3,539,364	2,244,051
FDIC Loss share indemnification asset	63,168	69,920	87,229
Due from Federal Deposit Insurance Corporation (“FDIC”)	1,735	104	3,659
Premises and equipment, net	38,962	39,256	40,992
Other real estate owned	74,527	78,512	34,682
Goodwill and other intangible assets	88,615	89,040	39,369
Deferred tax assets, net	40,148	41,257	5,828
Bank owned life insurance	139,829	138,264	75,257
Other assets	62,860	75,951	20,763

Total assets	$5,950,335	$6,054,944	$3,973,370

Liabilities and Stockholders’ Equity
Deposits:
Transaction accounts:
Noninterest-bearing	$593,025	$525,152	$291,658
Interest-bearing	2,308,657	2,221,250	1,336,679

Total transaction accounts	2,901,682	2,746,402	1,628,337
Time deposits	1,076,853	1,244,958	1,165,196

Total deposits	3,978,535	3,991,360	2,793,533
Total borrowings	1,067,981	1,164,404	435,866
Other liabilities	52,166	63,453	27,857

Total liabilities	5,098,682	5,219,217	3,257,256

Stockholders’ Equity:
Class A common stock	36	36	29
Class B common stock	7	7	8
Additional paid-in capital	834,538	833,478	723,631
Retained earnings	35,144	22,044	12,772
Accumulated other comprehensive income (loss)	679	(1,087)	(1,575)
Treasury stock, at cost	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	851,653	835,727	716,114

Total liabilities and stockholders’ equity	$5,950,335	$6,054,944	$3,973,370

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Performance Ratios
Interest rate spread	3.49%	3.36%	3.26%	3.45%	3.55%
Net interest margin	3.62%	3.49%	3.39%	3.62%	3.76%
Return on average assets	0.87%	-0.24%	0.69%	0.30%	0.62%
Return on average equity	6.15%	-1.70%	5.02%	1.98%	3.21%
Efficiency ratio (company level)	56.97%	101.48%	64.26%	84.28%	70.88%
Average interest-earning assets to average interest bearing liabilities	119.64%	118.11%	117.15%	118.86%	128.09%
Loans receivable to deposits	98.77%	89.19%	82.45%	78.78%	80.86%
Yield on interest-earning assets	4.08%	4.05%	3.96%	4.19%	4.41%
Cost of interest-bearing liabilities	0.58%	0.69%	0.70%	0.74%	0.86%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.49%	0.62%	1.07%	0.90%	1.51%
Nonperforming assets to total assets	1.58%	1.66%	2.06%	2.18%	1.73%
Covered loans to total gross loans	6.96%	8.05%	10.00%	11.47%	15.90%
ALL to nonperforming assets	24.36%	20.35%	15.42%	13.76%	21.40%
ALL to total gross loans	0.58%	0.57%	0.55%	0.53%	0.65%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.00%	0.00%	0.01%	0.00%	0.06%
Covered new loans to total gross new loans	0.00%	0.00%	0.00%	0.00%	0.00%
New loan ALL to total gross new loans	0.52%	0.53%	0.54%	0.49%	0.47%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.34%	2.51%	3.63%	2.62%	6.78%
Covered acquired loans to total gross acquired loans	33.09%	32.78%	34.11%	33.51%	73.60%
Acquired loan ALL to total gross acquired loans	0.83%	0.72%	0.57%	0.60%	1.32%
Capital Ratios (Company)
Average equity to average total assets	14.2%	13.9%	13.7%	15.3%	19.4%
Tangible average equity to tangible average assets	12.9%	12.6%	12.2%	13.9%	18.5%
Tangible common equity ratio (1)	13.0%	12.5%	11.7%	12.5%	17.2%
Tier 1 leverage ratio	12.8%	13.1%	12.0%	13.4%	18.0%
Tier 1 risk-based capital ratio	17.7%	17.2%	16.0%	17.6%	24.8%
Total risk-based capital ratio	18.3%	17.7%	16.5%	18.1%	25.3%
Capital Ratios (Bank)
Average equity to average total assets	11.7%	11.8%	11.9%	12.3%	12.5%
Tangible common equity ratio	10.4%	10.1%	10.4%	10.5%	11.5%
Tier 1 leverage ratio	10.4%	10.6%	10.8%	11.2%	12.0%
Tier 1 risk-based capital ratio	14.5%	14.0%	14.4%	14.9%	16.7%
Total risk-based capital ratio	15.0%	14.6%	14.9%	15.4%	17.3%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

	(Dollars in thousands)
New Loans:
Commercial real estate	$853,074	$721,676	$662,199	$569,094	$514,612
Owner-occupied commercial real estate	281,703	261,549	230,546	166,031	154,983
1-4 single family residential	922,657	734,608	523,987	384,076	359,818
Construction, land and development	232,601	160,899	123,169	79,215	75,666
Home equity loans and lines of credit	11,826	12,774	9,631	22,559	19,303

Total real estate loans	$2,301,861	$1,891,756	$1,549,786	$1,221,282	$1,124,498

Commercial and industrial	795,000	791,843	753,984	709,506	645,037
Consumer	6,556	2,444	2,567	1,408	1,176

Total new loans	$3,103,417	$2,686,043	$2,306,337	$1,932,196	$1,770,711

Acquired ASC 310-30 Loans:
Commercial real estate	$336,935	$364,753	$413,154	$426,940	$274,147
1-4 single family residential	86,308	90,752	98,802	103,776	56,745
Construction, land and development	66,700	71,053	76,210	82,833	55,936
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$489,943	$526,558	$588,166	$613,549	$386,828

Commercial and industrial	67,498	72,948	81,444	85,360	57,047
Consumer	2,803	2,936	3,345	3,674	3,992

Total Acquired ASC 310-30 Loans	$560,244	$602,442	$672,955	$702,583	$447,867

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$70,146	$68,578	$76,120	$83,026	$9,098
Owner-occupied commercial real estate	14,842	16,640	14,294	13,989	3,014
1-4 single family residential	102,279	105,561	111,056	100,450	10,174
Construction, land and development	9,729	9,744	8,077	8,061	—
Home equity loans and lines of credit	54,704	56,170	56,926	65,340	11,998

Total real estate loans	$251,700	$256,693	$266,473	$270,866	$34,284

Commercial and industrial	13,548	13,817	16,766	31,256	5,633
Consumer	681	809	1,121	1,461	289

Total Acquired Non-ASC 310-30 Loans	265,929	271,319	284,360	303,583	40,206

Total loans	$3,929,590	$3,559,804	$3,263,652	$2,938,362	$2,258,784

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Noninterest-bearing demand deposits	$593,025	$525,152	$435,055	$417,525	$291,658
Interest-bearing demand deposits	122,380	—	—	—	—
Interest-bearing NOW accounts	374,399	526,013	120,197	103,063	84,837
Savings and money market accounts	1,811,878	1,695,237	1,970,093	1,694,913	1,251,842
Time deposits	1,076,853	1,244,958	1,432,921	1,514,168	1,165,196

Total deposits	$3,978,535	$3,991,360	$3,958,266	$3,729,669	$2,793,533

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,			Three Months Ended September 30,
	2014			2014
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$103,597	$53	0.20%	$76,682	$37	0.19%
New loans	2,844,186	24,631	3.39%	2,440,992	21,866	3.51%
Acquired loans	847,438	19,269	9.10%	903,941	20,219	8.95%
Investment securities and other	1,662,139	12,451	2.93%	1,800,988	11,530	2.51%

Total interest-earning assets	5,457,360	56,404	4.08%	5,222,603	53,652	4.05%

Non-earning assets:
FDIC loss share indemnification asset	67,521			75,191
Noninterest-earning assets	428,744			440,293

Total assets	$5,953,625			$5,738,087

Interest-bearing liabilities:
Interest-bearing demand deposits	$103,062	$53	0.20%	$—	$—	0.00%
Interest-bearing NOW accounts	370,777	323	0.34%	396,361	347	0.35%
Savings and money market accounts	1,770,403	2,608	0.58%	1,721,444	2,790	0.64%
Time deposits	1,120,326	2,508	0.89%	1,358,610	2,987	0.87%
FHLB advances and other borrowings	1,196,942	1,133	0.37%	945,519	1,633	0.68%

Total interest-bearing liabilities	$4,561,510	$6,625	0.58%	$4,421,934	$7,757	0.69%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$499,058			$459,189
Other liabilities	48,485			57,797
Stockholders’ equity	844,572			799,167

Total liabilities and stockholders’ equity	$5,953,625			$5,738,087

Net interest income		$49,779			$45,895

Net interest spread			3.49%			3.36%

Net interest margin			3.62%			3.49%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,
	2014			2013
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$103,597	$53	0.20%	$98,046	$49	0.20%
New loans	2,844,186	24,631	3.39%	1,580,075	14,716	3.64%
Acquired loans	847,438	19,269	9.10%	493,271	15,758	12.78%
Investment securities and other	1,662,139	12,451	2.93%	1,328,920	8,609	2.53%

Total interest-earning assets	5,457,360	56,404	4.08%	3,500,312	39,132	4.41%

Non-earning assets:
FDIC loss share indemnification asset	67,521			94,504
Noninterest-earning assets	428,744			186,415

Total assets	$5,953,625			$3,781,231

Interest-bearing liabilities:
Interest-bearing demand deposits	$103,062	$53	0.20%	$—	$—	0.00%
Interest-bearing NOW accounts	370,777	323	0.34%	75,155	26	0.14%
Savings and money market accounts	1,770,403	2,608	0.58%	1,063,875	1,150	0.43%
Time deposits	1,120,326	2,508	0.89%	1,161,145	3,519	1.20%
FHLB advances and other borrowings	1,196,942	1,133	0.37%	432,423	1,256	1.14%

Total interest-bearing liabilities	$4,561,510	$6,625	0.58%	$2,732,598	$5,951	0.86%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$499,058			$277,141
Other liabilities	48,485			38,668
Stockholders’ equity	844,572			732,824

Total liabilities and stockholders’ equity	$5,953,625			$3,781,231

Net interest income		$49,779			$33,181

Net interest spread			3.49%			3.55%

Net interest margin			3.62%			3.76%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Years Ended December 31,
	2014			2013
	Average Balance	Interest/ Expense	Yield/Rate	Average Balance	Interest/ Expense	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$100,849	$211	0.21%	$100,293	$224	0.22%
New loans	2,299,940	81,353	3.49%	1,134,928	43,668	3.79%
Acquired loans	888,444	77,317	8.70%	548,111	64,853	11.83%
Investment securities and other	1,673,594	44,545	2.63%	1,443,957	36,518	2.49%

Total interest-earning assets	4,962,827	203,426	4.06%	3,227,289	145,263	4.47%

Non-earning assets:
FDIC loss share indemnification asset	76,851			107,153
Noninterest-earning assets	407,269			167,869

Total assets	$5,446,947			$3,502,311

Interest-bearing liabilities:
Interest-bearing demand deposits	$25,977	$53	0.20%	$—	$—	0.00%
Interest-bearing NOW accounts	245,998	749	0.30%	70,454	76	0.11%
Savings and money market accounts	1,708,507	9,845	0.58%	961,986	4,425	0.46%
Time deposits	1,338,016	12,111	0.91%	1,121,100	14,036	1.25%
FHLB advances and other borrowings	871,296	5,496	0.62%	315,099	4,403	1.38%

Total interest-bearing liabilities	$4,189,794	$28,254	0.68%	$2,468,639	$22,940	0.93%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$433,330			$260,994
Other liabilities	48,836			40,564
Stockholders’ equity	774,987			732,114

Total liabilities and stockholders’ equity	$5,446,947			$3,502,311

Net interest income		$175,172			$122,323

Net interest spread			3.38%			3.54%

Net interest margin			3.53%			3.79%

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Net Income (loss)	$13,100	$(3,422)	$9,166	$3,528	$5,925

Pre-tax Adjustments
Noninterest income
Less: Gain on investment securities	2,377	2,785	4,448	2,495	3,480
Noninterest expense
Salaries and employee benefits	1	15,379	—	2,220	65
Occupancy and equipment	—	—	225	—	—
Loan and other real estate related expenses	—	—	—	135	—
Professional services	—	—	—	379	347
Data processing and network fees	—	—	—	893	125
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	(7)	4,895	1,290	1,467	40
Taxes
Tax Effect of adjustments (1)	1,881	(4,254)	1,144	(1,014)	1,132

Core Net Income	$12,599	$9,813	$7,377	$5,113	$4,154

Average assets	$5,953,625	$5,738,087	$5,354,260	$4,725,119	$3,781,231
ROA (2)	0.87%	-0.24%	0.69%	0.30%	0.62%
Core ROA (3)	0.84%	0.68%	0.55%	0.44%	0.44%

(1)	Tax effected at marginal income tax rate of 39% and except for non tax deductible items. Core tax rate of 32% in 2014.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in thousands)
Reported: Net interest income	$49,779	$45,895	$41,153	$38,345	$33,181
FTE adjustment	711	475	487	492	556

Core net interest income	$50,490	$46,370	$41,640	$38,837	$33,737

Reported: Noninterest income	$5,444	$2,350	$6,690	$2,548	$3,595
FTE adjustment	747	736	664	523	164
Less: Gain on investment securities	2,377	2,785	4,448	2,495	3,480

Core noninterest income (loss)	$3,814	$301	$2,906	$576	$279

Reported: Noninterest expense	$31,463	$48,959	$30,744	$34,466	$26,066
Less:
Salaries and employee benefits	1	15,379	—	2,220	65
Occupancy and equipment	—	—	225	—	—
Loan and other real estate related expenses	—	—	—	135	—
Professional services	—	—	—	379	347
Data processing and network fees	—	—	—	893	125
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	(7)	4,895	1,290	1,467	40

Core noninterest expense	$31,468	$28,685	$29,229	$29,372	$25,489

Efficiency ratio (1)	56.97%	101.48%	64.26%	84.28%	70.88%
Core efficiency ratio (2)	57.95%	61.46%	65.62%	74.52%	74.93%

(1)	Efficiency ratio: Noninterest expense / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Dollars in thousands, except share and per share data)
Total assets	$5,950,335	$6,054,944	$5,641,708	$5,167,500	$3,973,370
Less:
Goodwill and other intangible assets	88,615	89,040	89,466	90,317	39,369

Tangible assets	$5,861,720	$5,965,904	$5,552,242	$5,077,183	$3,934,001

Total stockholders’ equity	$851,653	$835,727	$739,448	$723,869	$716,114
Less:
Goodwill and other intangible assets	88,615	89,040	89,466	90,317	39,369

Tangible stockholders’ equity	$763,038	$746,687	$649,982	$633,552	$676,745

Shares outstanding	41,409,698	41,409,698	35,892,154	35,892,154	35,892,154
Tangible book value per share	$18.43	$18.03	$18.11	$17.65	$18.85
Average assets	$5,953,625	$5,738,087	$5,354,260	$4,725,119	$3,781,231
Average equity	844,572	799,167	732,377	722,221	732,824
Average goodwill and other intangible assets	88,835	89,276	90,431	73,427	39,521
Tangible average equity to tangible average assets	12.9%	12.6%	12.2%	13.9%	18.5%
Tangible common equity ratio	13.0%	12.5%	11.7%	12.5%	17.2%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com